Exhibit (13)(b)(iii)

FORM OF AMENDMENT NO. [XX]

EXPENSE LIMITATION AGREEMENT

Form of Amendment No. [XX] dated [                    , 2023 (“Amendment No. [XX]”) to the Expense Limitation Agreement dated January 1, 2023 (“Agreement”) between Equitable Investment Management Group, LLC (the “Adviser”), Equitable Investment Management, LLC (the “Administrator”) and EQ Advisors Trust (the “Trust”).

The Adviser, Administrator and Trust hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. Effective [ , 2023, the following Portfolios are hereby added to the Agreement on the terms and conditions contained in the Agreement:

•	EQ/Aggressive Allocation Portfolio

•	EQ/Conservative Allocation Portfolio

•	EQ/Conservative-Plus Allocation Portfolio

•	EQ/Core Plus Bond Portfolio

•	EQ/Moderate Allocation Portfolio

•	EQ/Moderate-Plus Allocation Portfolio

•	Target 2015 Allocation Portfolio

•	Target 2025 Allocation Portfolio

•	Target 2035 Allocation Portfolio

•	Target 2045 Allocation Portfolio

•	Target 2055 Allocation Portfolio

2.	Schedule A. Schedule A to the Agreement, which sets forth the maximum annual operating expense limits, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. [XX] as of the date first above set forth.

EQ ADVISORS TRUST		EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:		By:
	Brian Walsh		Kenneth Kozlowski
	Chief Financial Officer and Treasurer		Executive Vice President and Chief Investment Officer

EQUITABLE INVESTMENT MANAGEMENT, LLC

By:
Michal Levy
President and Chief Operating Officer

FORM OF AMENDMENT NO. [XX]

EXPENSE LIMITATION AGREEMENT

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+	Class K
1290 VT Convertible Securities Portfolio	N/A	0.90%	0.65%
1290 VT Natural Resources Portfolio	N/A	0.90%*	0.65%*
1290 VT Real Estate Portfolio	N/A	0.90%	0.65%
EQ/Franklin Small Cap Value Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/Global Equity Managed Volatility Portfolio	1.10%	1.10%	0.85%
EQ/International Core Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/International Equity Index Portfolio	0.75%*	0.75%*	0.50%*
EQ/International Value Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/Large Cap Core Managed Volatility Portfolio	0.90%	0.90%	0.65%
EQ/Large Cap Growth Managed Volatility Portfolio	0.90%	0.90%	0.65%
EQ/Large Cap Value Managed Volatility Portfolio	0.90%	0.90%	0.65%
EQ/Mid Cap Value Managed Volatility Portfolio	1.00%	1.00%	0.75%

EQ/ClearBridge Select Equity Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/Emerging Markets Equity PLUS Portfolio	N/A	1.20%	0.95%
EQ/Quality Bond PLUS Portfolio	0.85%	0.85%	0.60%

EQ/All Asset Growth Allocation Portfolio	1.25%*	1.25%*	1.00%*

EQ/Aggressive Growth Strategy Portfolio	N/A	1.15%*	0.90%*
EQ/Balanced Strategy Portfolio	1.05%*	1.05%*	0.80%*
EQ/Conservative Growth Strategy Portfolio	1.00%*	1.00%*	0.75%*
EQ/Conservative Strategy Portfolio	0.95%*	0.95%*	0.70%*
EQ/Growth Strategy Portfolio	1.10%*	1.10%*	0.85%*
EQ/Moderate Growth Strategy Portfolio	1.10%*	1.10%*	0.85%*
EQ/Ultra Conservative Strategy Portfolio	0.95%*	0.95%*	0.70%*

ATM International Managed Volatility Portfolio	N/A	0.90%	0.65%
ATM Large Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
ATM Mid Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
ATM Small Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
EQ/2000 Managed Volatility Portfolio	0.85%	0.85%	0.60%
EQ/400 Managed Volatility Portfolio	0.85%	0.85%	0.60%
EQ/500 Managed Volatility Portfolio	0.85%	0.85%	0.60%
EQ/International Managed Volatility Portfolio	N/A	0.90%	0.65%

1290 VT Equity Income Portfolio	0.95%	0.95%	0.70%
1290 VT GAMCO Small Company Value Portfolio	1.07%	1.07%	0.82%
1290 VT High Yield Bond Portfolio	N/A	1.00%	0.75%

1290 VT Micro Cap Portfolio	N/A	1.15%	0.90%
1290 VT Multi-Alternative Strategies Portfolio	N/A	1.10%	0.85%
1290 VT Small Cap Value Portfolio	N/A	1.15%	0.90%
1290 VT SmartBeta Equity ESG Portfolio	N/A	1.10%	0.85%
1290 VT Socially Responsible Portfolio	1.15%	1.15%	0.90%
EQ/AB Dynamic Moderate Growth Portfolio	1.15%*	1.15%*	0.90%*
EQ/AB Short Duration Government Bond Portfolio	0.77%	0.77%	0.52%
EQ/AB Small Cap Growth Portfolio	1.00%	1.00%	0.75%

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+		Class K
EQ/ClearBridge Large Cap Growth ESG Portfolio	1.00%	1.00%		0.75%
EQ/Janus Enterprise Portfolio	1.05%	1.05%		0.80%
EQ/Loomis Sayles Growth Portfolio	1.05%	1.05%		0.80%
EQ/Morgan Stanley Small Cap Growth Portfolio	N/A	1.15%		0.90%

EQ/Capital Group Research Portfolio	0.97%	0.97%		0.72%
EQ/Core Bond Index Portfolio	0.645%	0.645%		0.395%
EQ/Invesco Comstock Portfolio	1.00%	1.00%		0.75%
EQ/Invesco Global Portfolio	1.15%	1.15%		0.90%
EQ/JPMorgan Growth Stock Portfolio	0.96%	0.96%		0.71%
EQ/JPMorgan Value Opportunities Portfolio	1.00%	1.00%		0.75%
EQ/MFS International Growth Portfolio	1.10%	1.10%		0.85%
EQ/PIMCO Global Real Return Portfolio	N/A	0.85%		0.60%
EQ/PIMCO Ultra Short Bond Portfolio	0.79%	0.79%		0.54%
EQ/Value Equity Portfolio	0.95%	0.95%		0.70%

Multimanager Aggressive Equity Portfolio	1.00%	1.00%		0.75%
Multimanager Core Bond Portfolio	0.85%	0.85%		0.60%
Multimanager Technology Portfolio	1.18%	1.18%		0.93%

1290 VT DoubleLine Opportunistic Bond Portfolio	N/A	0.90%		0.65%
EQ/AB Dynamic Aggressive Growth Portfolio	N/A	1.15	%*	0.90	%*
EQ/AB Dynamic Growth Portfolio	N/A	1.15	%*	0.90	%*
EQ/Franklin Moderate Allocation Portfolio	N/A	1.15	%*	0.90	%*
EQ/Goldman Sachs Moderate Growth Allocation Portfolio	N/A	1.15	%*	0.90	%*
EQ/Invesco Moderate Allocation Portfolio	N/A	1.15	%*	0.90	%*
EQ/JPMorgan Growth Allocation Portfolio	N/A	1.15	%*	0.90	%*

1290 VT Moderate Growth Allocation Portfolio	N/A	1.10	%*	0.85	%*
EQ/American Century Moderate Growth Allocation Portfolio	N/A	1.15	%*	0.90	%*

EQ/Goldman Sachs Growth Allocation Portfolio	N/A	1.15	%*	0.90	%*
EQ/Invesco Moderate Growth Allocation Portfolio	N/A	1.15	%*	0.90	%*

EQ/American Century Mid Cap Value Portfolio	N/A	1.00	%*	0.75	%*
EQ/Fidelity Institutional AM® Large Cap Portfolio	N/A	0.87	%*	0.62	%*
EQ/Franklin Rising Dividends Portfolio	N/A	0.87	%*	0.62	%*

EQ/Goldman Sachs Mid Cap Value Portfolio	N/A	1.09	%*	0.84	%*
EQ/Invesco Global Real Assets Portfolio	N/A	1.20	%*	0.95	%*

EQ/Lazard Emerging Markets Equity Portfolio	N/A	1.35	%*	1.10	%*
EQ/MFS International Intrinsic Value Portfolio	N/A	1.15	%*	0.90	%*
EQ/MFS Mid Cap Focused Growth Portfolio	N/A	1.10	%*	0.85	%*
EQ/MFS Technology Portfolio	N/A	1.14	%*	0.89	%*
EQ/MFS Utilities Series Portfolio	N/A	1.05	%*	0.80	%*
EQ/PIMCO Real Return Portfolio	N/A	0.75	%*	0.50	%*
EQ/PIMCO Total Return ESG Portfolio	N/A	0.75	%*	0.50	%*
EQ/T. Rowe Price Health Sciences Portfolio	N/A	1.20	%*	0.95	%*
EQ/Wellington Energy Portfolio	N/A	1.19	%*	0.94	%*

1290 VT GAMCO Mergers & Acquisitions Portfolio	1.25%	1.25%		1.00%
EQ/Common Stock Index Portfolio	0.68%	0.68%		0.43%
EQ/Equity 500 Index Portfolio	0.54%	0.54%		0.29%
EQ/Intermediate Government Bond Portfolio	0.645%	0.645%		0.395%

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+		Class IB+		Class K
EQ/Long-Term Bond Portfolio	N/A		0.65%		0.40%
EQ/Intermediate Corporate Bond Portfolio	N/A		0.65%		0.40%

EQ/Large Cap Growth Index Portfolio	0.73%		0.73%		0.48%
EQ/Large Cap Value Index Portfolio	0.75%		0.75%		0.50%
EQ/Mid Cap Index Portfolio	0.66%		0.66%		0.41%
EQ/Small Company Index Portfolio	0.64%		0.64%		0.39%

EQ/AB Sustainable U.S. Thematic Portfolio	N/A		1.00%		0.75%
Equitable Conservative Growth MF/ETF Portfolio	N/A		1.10	%*	0.85	%*
Equitable Growth MF/ETF Portfolio	N/A		1.15	%*	0.90	%*
Equitable Moderate Growth MF/ETF Portfolio	N/A		1.10	%*	0.85	%*

EQ/Core Plus Bond Portfolio	0.93	%*	0.93	%*	0.68	%*

EQ/Aggressive Allocation Portfolio	1.25	%*	1.25	%*	1.00	%*
EQ/Conservative Allocation Portfolio	1.00	%*	1.00	%*	0.75	%*
EQ/Conservative-Plus Allocation Portfolio	1.10	%*	1.10	%*	0.85	%*
EQ/Moderate Allocation Portfolio	1.15	%*	1.15	%*	0.90	%*
EQ/Moderate-Plus Allocation Portfolio	1.20	%*	1.20	%*	0.95	%*

Target 2015 Allocation Portfolio	N/A		1.10	%*	0.85	%*
Target 2025 Allocation Portfolio	N/A		1.10	%*	0.85	%*
Target 2035 Allocation Portfolio	N/A		1.10	%*	0.85	%*
Target 2045 Allocation Portfolio	N/A		1.10	%*	0.85	%*
Target 2055 Allocation Portfolio	N/A		1.10	%*	0.85	%*

*	For purposes of calculating the Maximum Annual Operating Expense Limit, Acquired Fund Fees and Expenses are included in Portfolio Operating Expenses.
+	Includes amounts payable pursuant to Rule 12b-1 under the 1940 Act.
N/A	This class of shares of the Portfolio either is not registered or is registered but not currently offered for sale.